CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-12677 and 333-135043 on Form S-8 of our report dated March 30, 2007, appearing in this Annual Report on Form 10-K of Franklin Credit Management Corporation for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

New York, New York
March 30, 2007